UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 24, 2009
ENCORE ENERGY PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware	001-33676	20-8456807

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

777 Main Street, Suite 1400, Fort Worth, Texas	76102

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (817) 877-9955
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.
     On November 24, 2009, Encore Energy Partners Operating LLC (“OLLC”), a wholly owned subsidiary of Encore Energy Partners LP (“ENP”), entered into an amendment (the “Fourth Amendment”) to its Credit Agreement, dated as of March 7, 2007 (as amended, the “OLLC Credit Agreement”), by and among OLLC, ENP, Bank of America, N.A., as administrative agent and L/C issuer, and the lenders party thereto. The amendments to the OLLC Credit Agreement provided for in the Fourth Amendment will be effective upon the closing of the proposed merger (the “Merger”) between Encore Acquisition Company (“Encore”) and Denbury Resources Inc. (“Denbury”).
     Under the Fourth Amendment, upon the effectiveness of the Merger, the definition of “Change of Control” in the OLLC Credit Agreement will be revised to include the following transactions:
•	OLLC ceases to be a wholly owned subsidiary of ENP;

•	Encore Energy Partners GP LLC, the general partner of ENP (the “General Partner”), ceases to be the general partner of ENP, Denbury does not control the General Partner, or any person or group other than Denbury or its subsidiaries beneficially owns more than 30% of the voting power of the General Partner;

•	any person or group beneficially owns more than 30%, and is the largest shareholder, of the total voting power of all classes of capital stock of Denbury; or

•	any other event or condition that constitutes a “change of control” under Denbury’s credit agreement in effect on November 24, 2009.
     In addition, the Fourth Amendment provides that, upon the effectiveness of the Merger, the covenant in the OLLC Credit Agreement regarding transactions with affiliates will be modified to refer to Denbury and its subsidiaries instead of Encore and certain of its subsidiaries.
     This Current Report on Form 8-K contains only a summary of the Fourth Amendment. The summary does not purport to be complete and is qualified in its entirety by reference to the Fourth Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
     Bank of America, N.A., the other lenders under the OLLC Credit Agreement, and their affiliates or predecessors have in the past performed, and may in the future from time to time perform, investment banking, advisory, general financial, and commercial services for ENP and its affiliates and subsidiaries for which they have in the past received, and may in the future receive, customary fees and reimbursement of expenses.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

10.1	Fourth Amendment to Credit Agreement, dated as of November 24, 2009, by and among Encore Energy Partners Operating LLC, Encore Energy Partners LP, Bank of America, N.A., as the administrative agent and L/C issuer, and the lenders party thereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE ENERGY PARTNERS LP

	By:	Encore Energy Partners GP LLC, its general partner

Date: December 1, 2009	By:	/s/ Andrea Hunter
Andrea Hunter Vice President, Controller, and Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Fourth Amendment to Credit Agreement, dated as of November 24, 2009, by and among Encore Energy Partners Operating LLC, Encore Energy Partners LP, Bank of America, N.A., as the administrative agent and L/C issuer, and the lenders party thereto.